SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                               Date of Report
                               --------------
                                May 27, 1998

                           CACI International Inc
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            (Exact name of registrant as specified in its Charter)

                                  Delaware
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               (State of other jurisdiction of incorporation)

                                   0-8401
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                          (Commission File Number)

                                 54-1345888
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                       (IRS Employer Identification No.)

                             1100 N. Glebe Road
                          Arlington, Virginia 22201
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             (Address of principal executive offices) (Zip code)

                               (703) 841-7800
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             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

On May 18, 1998, the Registrant signed a Letter of Intent to acquire all of the issued and outstanding stock of QuesTech, Inc. ("QuesTech") for $18.375 per share in cash. The estimated total purchase price of the acquisition, including the assumption of existing debt, is approximately $42 million. The agreement does not include the acquisition of QuesTech's wholly-owned subsidiary, QuesTech Packaging, Inc. The acquisition is subject to due diligence, approval of a detailed acquisition agreement by each Company's Board of Directors and by the stockholders of QuesTech, and approval by the appropriate regulatory agencies. It is anticipated that the transaction will close within five months.

QuesTech is an information technology company specializing in the development and application of information technology for government and industry. Headquartered in Falls Church, Virginia, with worldwide offices, QuesTech's 700 employees provide a broad spectrum of scientific, engineering and management services in electronics, software engineering, systems engineering and other advanced information technology fields. QuesTech reported 1997 revenues of approximately $78 million.

A copy of CACI's May 19, 1998 press release regarding CACI's execution of a Letter of Intent to acquire QuesTech is attached as an Exhibit to this report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(99)(a) Press Release dated May 19, 1998, announcing CACI's execution of a Letter of Intent to acquire QuesTech.


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     CACI International Inc
--------------------------------
(Registrant)



By:             /s/
    -----------------------------
    Jeffrey P. Elefante
    Executive Vice President,
    General Counsel and Secretary